Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER ENDED JUNE 30, 2013

HIGHLIGHTS

--                FFO per share increased 4% to $0.72; FAD per share increased 11% to $0.62; and EPS was $0.47

--                Achieved year-over-year three-and six-month cash SPP NOI growth of 3.5% and 2.3%, respectively

--                Completed $367 million of investment transactions:

-                    £109 million ($170 million) UK mezzanine debt investment, purchased at a discount

-                    $102 million funding under a mezzanine loan facility

-                    $95 million of acquisitions and capital investments

--                Increased full year guidance for FFO to $2.96 – $3.02 per share, representing a growth rate of 8% based on the mid-point over 2012 FFO as adjusted per share; EPS guidance of $1.98 – $2.04

--                Increased full year guidance for FAD to $2.46 – $2.52 per share, representing a growth rate of 12% based on the mid-point over 2012 FAD per share

--                Expanded our leading life science tenant relationship with Roche/Genentech in South San Francisco by 63,000 sq. ft. to a total of 857,000 sq. ft.

--                Earned two ENERGY STAR labels, bringing our total to 104 labels

--                Appointed Brian G. Cartwright to the Company’s Board of Directors

LONG BEACH, CA, July 30, 2013 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended June 30, 2013 as follows (in thousands, except per share amounts):

	Three Months Ended June 30, 2013		Three Months Ended June 30, 2012		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$327,650	$0.72	$293,621	$0.69	$0.03
FAD	$283,798	$0.62	$234,851	$0.56	$0.06
EPS	$213,023	$0.47	$201,467	$0.48	$(0.01)

Operating results for the quarter ended June 30, 2013 include a $0.02 per share charge resulting from a $9 million adjustment to non-cash rents primarily in our hospital segment. Operating results for the quarter ended June 30, 2012 include the positive impact of $0.02 per share resulting from a $7 million insurance recovery of past G&A expenses.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section of this release for additional information regarding FAD.

INVESTMENT TRANSACTIONS

During the quarter, we made investments of $367 million, which included the following:

•                  On May 2, 2013, we acquired £121 million of debt at a discount for £109 million ($170 million). This investment earns cash interest at LIBOR plus a weighted-average margin of 3.14% and is secured by an interest in 160 healthcare facilities leased and operated by Barchester Healthcare (“Barchester”). Founded in 1992, Barchester is the operator of over 200 care homes throughout the UK with over 10,000 residents and approximately 17,000 employees. We anticipate repayment of this debt investment at par on or before its scheduled maturity in September 2013.

•                  On June 25, 2013, we funded the $102 million second tranche of our 2012 mezzanine loan facility to Tandem Health Care, an affiliate of Formation Capital, as part of their recapitalization of a post-acute/skilled nursing portfolio. The funds from the second tranche were used to repay debt senior to our loan. The loan bears interest at a fixed rate of 12% and 14% per annum for the first and second tranche, respectively. Including fees received at closing, the loan has a blended yield-to-maturity of 13%. The facility will have a total term of up to 63 months from the initial closing in July 2012. The mezzanine loan facility is subordinate to $444 million of senior mortgage debt.

•                  Funded $95 million to acquire a senior housing facility, marketable debt securities, construction and other capital projects, primarily in our life science, medical office and senior housing segments.

OTHER EVENTS

Subsequent to quarter end, we executed a new five-year lease (expected to commence January 2014) for an entire 63,000 sq. ft. building that further expands our relationship with Roche/Genentech in South San Francisco, CA to a total of 857,000 sq. ft.

SUSTAINABILITY

During the quarter, we (i) earned two ENERGY STAR awards in our medical office and life science segments; and (ii) received two LEED certifications: a LEED Commercial Interior certification in our life science segment and a LEED certification in our senior housing segment. As of June 30, 2013, we have been awarded 104 ENERGY STAR labels.

Additionally, we recently completed our major sustainability reporting for fiscal year 2012, which included the submission of our second annual Carbon Disclosure Project (“CDP”) survey, our first annual Dow Jones Sustainability Index assessment and our second annual Global Real Estate Sustainability Benchmark (“GRESB”) survey, which was combined with NAREIT’s Leader in the Light Questionnaire. Further, we published our second annual sustainability report based on the Global Reporting Initiative (“GRI”) framework.

More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.html.

BRIAN G. CARTWRIGHT APPOINTED TO BOARD OF DIRECTORS

On July 8, 2013, we announced the appointment of Brian G. Cartwright to the Company’s Board of Directors. Mr. Cartwright is a Scholar in Residence at the Marshall School of Business at the University of Southern California. From 2006 through 2009 he served as General Counsel of the United States Securities and Exchange Commission and from 2009 through 2011 he was a Senior Advisor to Latham & Watkins LLC.

DIVIDEND

On July 25, 2013, our Board of Directors declared a quarterly cash dividend of $0.525 per common share. The dividend will be paid on August 20, 2013 to stockholders of record as of the close of business on August 5, 2013.

OUTLOOK

We are raising our guidance for full year 2013; we expect: FFO applicable to common shares to range between $2.96 and $3.02 per share, which estimate at the mid-point represents an increase of 8% over the 2012 FFO as adjusted per share amount; FAD applicable to common shares to range between $2.46 and $2.52 per share, which estimate at the mid-point represents an increase of 12% over the 2012 comparable amount; and net income applicable to common shares to range between $1.98 and $2.04 per share. These estimates assume the par payoff of our Barchester debt investment in September 2013, resulting in a favorable impact of $0.03 per share, net of transaction costs. These estimates do not reflect the potential impact of future acquisitions or dispositions. See the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, July 30, 2013 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2013. The conference call is accessible by dialing (877) 724-7556 (U.S.) or (706) 645-4695 (International). The participant passcode is 93305407. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through August 14, 2013, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 93305407. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 28 consecutive years; and (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

###

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations with respect to (i) net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis and FAD applicable to common shares on a diluted basis for the full year of 2013; (ii) the repayment of its debt investments; and (iii) the payment of the regular quarterly dividend. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility in the capital markets, including changes in interest rates and the availability and cost of capital; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers of the automatic spending cuts enacted by Congress (“Sequestration”) on entitlement programs, including Medicare, which will, unless modified, result in future reductions in reimbursements; the ability of operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties; the risk that the Company may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

562-733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Real estate:
Buildings and improvements	$10,692,628	$10,522,399
Development costs and construction in progress	221,907	236,864
Land	1,852,768	1,847,928
Accumulated depreciation and amortization	(1,905,879)	(1,731,742)
Net real estate	10,861,424	10,875,449

Net investment in direct financing leases	6,958,129	6,881,393
Loans receivable, net	555,791	276,030
Investments in and advances to unconsolidated joint ventures	208,878	212,213
Accounts receivable, net of allowance of $2,058 and $1,668, respectively	33,270	34,150
Cash and cash equivalents	53,114	247,673
Restricted cash	44,953	37,848
Intangible assets, net	518,982	552,701
Real estate held for sale, net	6,936	9,578
Other assets, net	810,316	788,520

Total assets	$20,051,793	$19,915,555

Liabilities and equity
Bank line of credit	$261,582	$—
Term loan	208,418	222,694
Senior unsecured notes	6,564,842	6,712,624
Mortgage debt	1,653,426	1,676,544
Other debt	78,633	81,958
Intangible liabilities, net	108,864	105,909
Accounts payable and accrued liabilities	313,627	293,994
Deferred revenue	64,142	68,055
Total liabilities	9,253,534	9,161,778

Common stock, $1.00 par value: 750,000,000 shares authorized; 455,094,411 and 453,191,321 shares issued and outstanding, respectively	455,094	453,191
Additional paid-in capital	11,254,658	11,180,066
Cumulative dividends in excess of earnings	(1,100,834)	(1,067,367)
Accumulated other comprehensive loss	(12,360)	(14,653)
Total stockholders’ equity	10,596,558	10,551,237

Joint venture partners	16,910	14,752
Non-managing member unitholders	184,791	187,788
Total noncontrolling interests	201,701	202,540
Total equity	10,798,259	10,753,777

Total liabilities and equity	$20,051,793	$19,915,555

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental and related revenues	$280,616	$244,603	$565,251	$484,859
Tenant recoveries	25,146	23,581	49,349	46,231
Resident fees and services	37,590	35,569	74,481	71,748
Income from direct financing leases	158,286	154,976	315,156	309,511
Interest income	14,147	1,216	26,533	2,035
Investment management fee income	499	470	942	963
Total revenues	516,284	460,415	1,031,712	915,347
Costs and expenses:
Interest expense	108,716	102,354	218,006	206,044
Depreciation and amortization	110,686	84,873	215,314	170,062
Operating	74,814	70,076	148,419	137,409
General and administrative	24,073	14,801	44,744	34,884
Total costs and expenses	318,289	272,104	626,483	548,399
Other income, net	3,240	1,028	15,303	1,462
Income before income taxes and equity income from unconsolidated joint ventures	201,235	189,339	420,532	368,410
Income taxes	(1,654)	(171)	(2,530)	541
Equity income from unconsolidated joint ventures	15,585	15,732	30,386	29,407
Income from continuing operations	215,166	204,900	448,388	398,358
Discontinued operations:
Income before gain on sales of real estate	672	75	1,234	325
Gain on sales of real estate	887	—	887	2,856
Total discontinued operations	1,559	75	2,121	3,181
Net income	216,725	204,975	450,509	401,539
Noncontrolling interests’ share in earnings	(3,324)	(2,951)	(6,523)	(6,135)
Net income attributable to HCP, Inc.	213,401	202,024	443,986	395,404
Preferred stock dividends	—	—	—	(17,006)
Participating securities’ share in earnings	(378)	(557)	(856)	(1,674)
Net income applicable to common shares	$213,023	$201,467	$443,130	$376,724
Basic earnings per common share:
Continuing operations	$0.47	$0.48	$0.97	$0.90
Discontinued operations	—	—	0.01	0.01
Net income applicable to common shares	$0.47	$0.48	$0.98	$0.91
Diluted earnings per common share:
Continuing operations	$0.47	$0.48	$0.97	$0.90
Discontinued operations	—	—	—	—
Net income applicable to common shares	$0.47	$0.48	$0.97	$0.90
Weighted average shares used to calculate earnings per common share:
Basic	454,618	420,468	454,137	415,243
Diluted	455,431	421,671	455,024	416,666

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$450,509	$401,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	215,314	170,062
Discontinued operations	170	6,138
Amortization of above and below market lease intangibles, net	(6,068)	(1,322)
Amortization of deferred compensation	11,638	11,407
Amortization of deferred financing costs, net	9,440	8,459
Straight-line rents	(15,955)	(21,787)
Loan and direct financing lease interest accretion	(45,539)	(48,159)
Deferred rental revenues	(965)	1,169
Equity income from unconsolidated joint ventures	(30,386)	(29,407)
Distributions of earnings from unconsolidated joint ventures	1,624	1,878
Gain on sales of real estate	(887)	(2,856)
Marketable securities gain on sales, net	(10,977)	—
Foreign currency and derivative (gains) losses, net	780	(52)
Changes in:
Accounts receivable, net	462	708
Other assets	(12,852)	(8,188)
Accounts payable and accrued liabilities	5,294	(6,038)
Net cash provided by operating activities	571,602	483,551
Cash flows from investing activities:
Acquisitions of real estate	(60,353)	(10,970)
Development of real estate	(67,983)	(51,890)
Leasing costs and tenant and capital improvements	(19,938)	(27,112)
Proceeds from sales of real estate, net	3,777	7,238
Distributions in excess of earnings from unconsolidated joint ventures	904	1,529
Purchases of marketable debt securities	(16,706)	(214,859)
Proceeds from the sale of marketable securities	28,030	—
Principal repayments on loans receivable	19,112	4,508
Investments in loans receivable	(300,673)	(20,757)
Increase in restricted cash	(7,105)	(1,229)
Net cash used in investing activities	(420,935)	(313,542)
Cash flows from financing activities:
Net borrowings (repayments) under bank line of credit	265,049	(238,985)
Issuance of senior unsecured notes	—	450,000
Repayments of senior unsecured notes	(150,000)	(250,000)
Repayments of mortgage debt	(40,380)	(42,538)
Deferred financing costs	—	(10,236)
Preferred stock redemption	—	(295,500)
Net proceeds from the issuance of common stock and exercise of options	61,860	783,137
Dividends paid on common and preferred stock	(477,453)	(422,852)
Issuance of noncontrolling interests	3,141	873
Distributions to noncontrolling interests	(7,506)	(7,778)
Net cash used in financing activities	(345,289)	(33,879)
Effect of foreign exchange on cash and cash equivalents	63	—
Net increase (decrease) in cash and cash equivalents	(194,559)	136,130
Cash and cash equivalents, beginning of period	247,673	33,506
Cash and cash equivalents, end of period	$53,114	$169,636

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income applicable to common shares	$213,023	$201,467	$443,130	$376,724
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	110,686	84,873	215,314	170,062
Discontinued operations	81	3,051	170	6,138
Direct financing lease (“DFL”) depreciation	3,529	3,142	6,958	6,192
Gain on sales of real estate	(887)	—	(887)	(2,856)
Equity income from unconsolidated joint ventures	(15,585)	(15,732)	(30,386)	(29,407)
FFO from unconsolidated joint ventures	18,356	18,275	35,897	34,452
Noncontrolling interests’ and participating securities’ share in earnings	3,702	3,508	7,379	7,809
Noncontrolling interests’ and participating securities’ share in FFO	(5,255)	(4,963)	(10,397)	(10,691)
FFO applicable to common shares	$327,650	$293,621	$667,178	$558,423
Distributions on dilutive convertible units	3,336	3,127	6,664	6,249
Diluted FFO applicable to common shares	$330,986	$296,748	$673,842	$564,672

Diluted FFO per common share	$0.72	$0.69	$1.46	$1.34

Weighted average shares used to calculate diluted FFO per share	461,435	427,496	461,045	422,507

Impact of adjustments to FFO:
Preferred stock redemption charge (2)	$—	$—	$—	$10,432

FFO as adjusted applicable to common shares	$327,650	$293,621	$667,178	$568,855
Distributions on dilutive convertible units and other	3,336	3,127	6,664	6,218
Diluted FFO as adjusted applicable to common shares	$330,986	$296,748	$673,842	$575,073
Per common share impact of adjustments on diluted FFO(2)	$—	$—	$—	$0.02

Diluted FFO as adjusted per common share	$0.72	$0.69	$1.46	$1.36

Weighted average shares used to calculate diluted FFO as adjusted per share	461,435	427,496	461,045	422,507

(1)

We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from us. In addition, we present FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items (“FFO as adjusted”). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

(2)	In connection with the redemption of our preferred stock, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs of the preferred stock.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

FFO as adjusted applicable to common shares	$327,650	$293,621	$667,178	$568,855
Amortization of above and below market lease intangibles, net	(5,990)	(625)	(6,068)	(1,322)
Amortization of deferred compensation	6,208	6,034	11,638	11,407
Amortization of deferred financing costs, net	4,796	3,930	9,440	8,459
Straight-line rents	2,838	(11,860)	(15,955)	(21,787)
DFL accretion(2)	(21,394)	(22,017)	(45,564)	(47,639)
DFL depreciation	(3,529)	(3,141)	(6,958)	(6,191)
Deferred revenues – tenant improvement related	(1,645)	(346)	(2,089)	(833)
Deferred revenues – additional rents (SAB 104)	(577)	(324)	1,124	2,002
Leasing costs and tenant and capital improvements	(10,979)	(18,181)	(19,938)	(27,112)
Joint venture and other FAD adjustments(2)	(13,580)	(12,240)	(25,629)	(26,665)
FAD applicable to common shares	$283,798	$234,851	$567,179	$459,174

Distributions on dilutive convertible units	3,336	1,791	6,665	3,577

Diluted FAD applicable to common shares	$287,134	$236,642	$573,844	$462,751

Diluted FAD per common share	$0.62	$0.56	$1.24	$1.10

Weighted average shares used to calculate diluted FAD per common share	461,435	425,238	461,045	420,236

(1)

Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute our share of FAD from our unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund our ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in our consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)

For the three and six months ended June 30, 2013, DFL accretion reflects an elimination of $15.3 million and $31.2 million, respectively. For the three and six months ended June 30, 2012, DFL accretion reflects an elimination of $14.8 million and $29.5 million, respectively. Our ownership interest in HCR ManorCare, Inc. (“HCR ManorCare”) is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare. Further, our share of earnings from HCR ManorCare (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare level, which we present as a non-cash joint venture FAD adjustment.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$216,725	$204,975	$450,509	$401,539
Interest income	(14,147)	(1,216)	(26,533)	(2,035)
Investment management fee income	(499)	(470)	(942)	(963)
Interest expense	108,716	102,354	218,006	206,044
Depreciation and amortization	110,686	84,873	215,314	170,062
General and administrative	24,073	14,801	44,744	34,884
Other income, net	(3,240)	(1,028)	(15,303)	(1,462)
Income taxes	1,654	171	2,530	(541)
Equity income from unconsolidated joint ventures	(15,585)	(15,732)	(30,386)	(29,407)
Total discontinued operations	(1,559)	(75)	(2,121)	(3,181)
NOI	$426,824	$388,653	$855,818	$774,940
Straight-line rents	2,838	(11,860)	(15,955)	(21,787)
DFL accretion	(21,394)	(22,017)	(45,564)	(47,639)
Amortization of above and below market lease intangibles, net	(5,990)	(625)	(6,068)	(1,322)
Lease termination fees	(15)	(251)	(15)	(399)
NOI adjustments related to discontinued operations	(4)	479	(10)	1,109
Adjusted NOI	$402,259	$354,379	$788,206	$704,902
Non-SPP adjusted NOI	(35,481)	69	(66,846)	204
Same property portfolio adjusted NOI(2)	$366,778	$354,448	$721,360	$705,106

Adjusted NOI % change – SPP(2)	3.5%		2.3%

(1)

We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, our NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.”

(2)

Same property portfolio (“SPP”) statistics allow management to evaluate the performance of our real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2013
	Low	High

Diluted earnings per common share	$1.98	$2.04
Real estate depreciation and amortization	0.93	0.93
DFL depreciation	0.03	0.03
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$2.96	$3.02
Amortization of net below market lease intangibles and deferred revenues	(0.02)	(0.02)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.09)	(0.09)
DFL accretion(2)	(0.20)	(0.20)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.13)	(0.13)
Joint venture and other FAD adjustments(2)	(0.12)	(0.12)
Diluted FAD per common share	$2.46	$2.52

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)

Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.